ENTERPRISE BANCORP, INC.

Nonqualified Stock Option Agreement

This Agreement is entered into as of this ____ day of ______, _____ by and between Enterprise Bancorp, Inc., a Massachusetts corporation (the "Company"), and __________ (the "Optionee"). Capitalized terms used but not defined in this Agreement shall have the meanings assigned such terms in the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan, as amended on October 16, 2018, (the "Plan").

WITNESSETH THAT:

WHEREAS, the Company has instituted the Plan for the benefit of officers, employees and directors of the Company in order to provide such person with the ability to acquire a direct stake in the Company's welfare; and

WHEREAS, the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company has authorized the grant of stock options upon the terms and conditions set forth below; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has authorized the grant of this stock option pursuant and subject to the terms of the Plan, which is incorporated herein; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has designated this stock option a nonqualified stock option in accordance with Section 5 of the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows.

1. Grant. Subject to the terms of the Plan and this Agreement, the Company hereby grants to the Optionee a stock option (the "Option") to purchase from the Company ____ shares of its common stock, $0.01 par value per share ("Stock"). This Option is not intended to be an incentive stock option or to qualify for special federal income tax treatment under Section 422 of the Code.

2. Exercise Price. This Option may be exercised at the exercise price of $_____ per share of Stock, subject to adjustment as provided herein and in the Plan.

3. Term and Exercisability of Option. This Option shall expire on the earlier of ______________ or the last day of the exercise period determined pursuant to subsection (c) of this Section 3. At any time before its expiration, this Option may be exercised to the extent vested pursuant to the vesting schedule attached to this Agreement as Exhibit 1, which is incorporated herein and made a part of this Agreement by reference, provided that the Administrator has the ability to accelerate the vesting schedule pursuant to Section 2(b)(vi) of the Plan, and provided further that:

(a) at the time of exercise the Optionee is not in violation of any employee confidentiality, noncompetition or other agreement with the Company or a Subsidiary;

(b) the Optionee must maintain the employment, contractual or other service relationship with the Company or a Subsidiary that was in effect at the time of the initial grant of this Option (the "Relationship") on the relevant date set forth in Exhibit 1 without change in order for any scheduled increment in the exercisable portion of the Option to vest;

(c) this Option may not be exercised more than three months have elapsed following the date of termination, or any change in the nature, of the Relationship between the Optionee and the Company or a Subsidiary; provided, however, that if the Relationship terminates as a result of the Optionee's retirement in accordance with such terms and conditions as may be adopted and approved by the Compensation Committee and are then in effect, "thirty-six months" shall be substituted for "three months" in this sentence; and provided, further, that if the Relationship terminates by reason of the Optionee's permanent and total disability (as determined by the Compensation Committee or the full Board of Directors, as the case may be, on the basis of medical advice satisfactory to it) or death, the Option may not be exercised more than twelve months following the Optionee's death or disability;

(d) for purposes of subsections (b) and (c) of this Section 3, the nature of the Relationship between the Optionee and the Company shall not be deemed to have changed if the fundamental nature of the Relationship, meaning the Optionee serving as an employee or as a non-employee director or as a third-party consultant, advisor or other vendor, as the case may be, does not change, regardless of any changes in the Optionee's title, compensation or other terms of employment or service, as the case may be, which do not change the fundamental nature of the Relationship. A fundamental change in the nature of the Relationship would include, for example, a change from the Optionee serving as an employee of the Company to serving as a third-party consultant to the Company or a change from the Optionee serving as an employee director of the Company to serving as a non-employee director of the Company; and

(e) any portion of the Option that is unvested as of the termination or change in the nature of the Optionee's Relationship will be forfeited.

4. Exercise of the Option.

(a) Method of Exercise. Prior to its expiration and to the extent that the right to purchase shares of Stock has vested hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as Exhibit 2, stating the number of shares with respect to which this Option is being exercised and payment of the aggregate exercise price by any of the following forms of consideration at the election of the Optionee: (a) payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(e)(i) of the Plan, or (b) authorizing the Company to withhold from the Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of

exercise, equal to the aggregate exercise price of the number of shares with respect to which this Option is being exercised. Notwithstanding the foregoing, the Compensation Committee or the full Board of Directors, as the case may be, reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company. Notwithstanding any of the foregoing to the contrary, if the Company has established, for itself or using the services of a third party, an automated system for the exercise of stock options that may be granted under the Plan, such as a system using an internet website or interactive voice response system, then the Optionee shall be permitted to exercise this Option on a paperless basis through the use of such an automated system.

(b) Issuance of Stock. As soon as practicable after its receipt of the exercise notice referenced in Section 4(a), the Company shall deliver, or cause to be delivered, to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. If and to the extent that the Company also provides to its shareholders generally a means to hold title to shares on a noncertificated basis, then any shares to be issued to the Optionee upon the exercise of this Option may be issued on such a noncertificated basis if permissible under applicable law and the rules of any applicable stock exchange.

5. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy the Company's obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation, (b) remitting the Withholding Amount to the Company in cash, or (c) authorizing the Company to withhold from the Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any satisfy the Withholding Amount.

6. Nonassignability of Option. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company's counsel.

7. Compliance with Securities Act; Lock-Up Agreement. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he will

receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

8. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect. If any such shares or other securities are issued on a noncertificated basis in accordance with Section 4 hereof, then the Company shall adopt alternative measures to ensure that any such restrictions are properly observed.

9. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares or such shares are otherwise issued on a noncertificated basis in accordance with Section 4 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which any such shares are so issued.

10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option to the extent it is then in effect and unexercised.

11. Effect Upon Employment and Performance of Services. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee. This Agreement does not interfere with the Optionee's right or the Company's right to terminate the Optionee's employment at any time, with or without cause.

12. [Intentionally Omitted]

13. [Intentionally Omitted]

14. General Provisions.

(a) Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c) Governing Law. This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(d) Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee: To his address as set forth on the signature page hereof.

To the Company: Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
Attn: Mr. Joseph R. Lussier

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as a sealed instrument by its officer thereunto duly authorized as of the date set forth below.

Date of grant: ________________

ENTERPRISE BANCORP, INC.

By: ___________________________
John P. Clancy, Jr.
Chief Executive Officer

ACCEPTANCE

Your acceptance, as of the date of grant, of the foregoing Option, a nonqualified stock option, in accordance with its terms and conditions and in accordance with the terms and conditions of the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan, as amended, shall be evidenced by your electronic delivery of your acknowledgement in Computershare. This electronic acceptance will be available to you when you log-on to Computershare's equity portal.

Exhibit 1 to
Nonqualified Stock
Option Agreement

Name of Optionee:

Date of grant:

Number of shares underlying
the Option granted:

Exercise price: $_____ per share (subject to adjustment as provided in this Agreement and in the Plan)

Vesting schedule:

	Incremental Amount		Cumulative Amount	
	% of shares	# of shares	% of shares	# of shares
Date: ________				
_____________	0%	0	0%	
_____________	50%		50%	
_____________	0%	0	50%	
_____________	50%		100%	

____
John P. Clancy, Jr.
Chief Executive Officer